Exhibit 99.2

Smartshop self storage reit, inc. …the smarter way to store!® financial supplement  Q2 2021

Table of Contents Portfolio Snapshot as of 6/30/21 3 About SmartStop Self Storage REIT, Inc 4 Earnings Release  5 Financial Highlights 18 Trailing Five Quarter Financials: Condensed Balance Sheet 19 Trailing Five Quarter Financials: Condensed Income Statement 20 Trailing Five Quarter Financials: FFO Reconciliation 21 Store Portfolio Reporting Information22  Same-Store Portfolio Details 23 Same-Store Portfolio MSA Summary 24 Total Portfolio MSA Summary as of 6/30/21 25 Toronto Portfolio Overview at 6/30/21 26 SmartCentres Joint Venture Overview 27 Debt and Capital Structure Summary 28 Managed REIT Overview 29 Appendix 30 Reconciliation of Same-Store Revenue and Net Operating Income 31 Reconciliation of Net Loss to Net Operating Income: Trailing 5 Quarters 32 Forward Looking Statements 33

Portfolio Snapshot as of 6/30/21 SmartStop Self Storage REIT, Inc. The Smarter Way to Store! 155 Properties Owned & Managed in the US and Canada 96.3% SmartStop Same-Store Occupancy as of 6/30/21 11.9M NRSF Owned & Managed in the US and Canada 21.5% Same-Store Revenue Growth in 2Q21 17 PROPERTIES Owned & Managed in the Greater Toronto Area 28.7 Same-Store NOI Growth in 2Q21 Historical SmartStop Self Storage REIT, Inc. Properties 114 properties Historical SST IV Properties*30 properties *Includes properties owned in JV with SmartCentres Note: SmartStop Self Storage REIT, Inc. acquired the 30 assets owned by Strategic Storage Trust IV, Inc. ("SST IV") in a merger that closed on 3/17/21. Property counts are as of 6/30/21. 1. Same-store revenue and NOI are non-GAAP measures. See Appendix for a reconciliation of these measures to the most directly comparable GAAP financial measure. SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2 3

About SmartStop Self Storage REIT, Inc. SmartStop Self Storage REIT, Inc. The Smarter Way to Store! SmartStop Self Storage REIT, Inc. SmartStop Self Storage REIT, Inc. ("SmartStop") is a self-managed REIT with a fully integrated operations team of approximately 400 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. SmartStop is the tenth- largest self storage company in the U.S., with approximately $1.8 billion of real estate assets under management, including an owned and managed portfolio of 155 properties in 19 states and Ontario, Canada and comprising approximately 105,000 units and 11.9 million rentable square feet. SmartStop and its affiliates own or manage 17 operating self storage properties in Ontario, Canada, which total approximately 14,300 units and 1.5 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com. COMPANY INFORMATION Headquarters: Investor Relations: Information Requests: 10 Terrace Road David Corak  To request an Investor Relations package or annual report, please visit our website at Ladera Ranch, California 92694 VP of Corporate Finance 949-542-3331 www.smartstop.com or email ir@smartstop.com Ladera Ranch, California SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

Earnings Release SmartStop Self Storage REIT, Inc. The Smarter Way to Store! SmartStop Self Storage REIT, Inc. The Smarter Way to Store! August 17, 2021 SmartStop Self Storage REIT, Inc. Reports Strong Second Quarter 2021 Results with Record Same-Store Revenue and NOI Growth LADERA RANCH, CA – August 17, 2021 – SmartStop Self Storage REIT, Inc. (“SmartStop”), a self-managed and fully- integrated self storage company with approximately $1.8 billion of self storage assets under management, announced its overall results for the three and six months ended June 30, 2021. “SmartStop had an exceptionally strong second quarter, with our highest ever recorded same-store occupancy of 96.3% at quarter end and strong rental rate growth. This resulted in same-store revenue and NOI growth of 21.5% and 28.7% for the quarter, respectively, both higher than all of our publicly-traded peers,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “Our best-in-class portfolio posted strong results in all of our markets throughout North America. Specifically, the Greater Toronto Area (“the GTA”) was our best performing market this quarter with same- store revenue and NOI growth of 33.6% and 45.0%, respectively. The GTA continues to be a high performing market, a key differentiator between SmartStop and our peer group and a primary piece of our Company’s growth initiatives. On the external growth front, we continue to find accretive acquisitions, acquiring two wholly-owned properties for $31 million during the quarter and our acquisition pipeline remains healthy. With ample attractively priced capital, a strong acquisitions pipeline and a robust operating environment, we believe the company is well positioned to execute both our internal and external growth initiatives, driving stockholder value in 2021 and beyond.” Three Months Ended June 30, 2021 Financial Highlights: Net loss attributable to common stockholders decreased by approximately $4.6 million when compared to the same period in 2020. Net loss per Class A and Class T shares (basic and diluted) decreased $0.09 when compared to the same period in 2020. Total self storage-related revenues increased by approximately $14.0 million, or 53.6%, when compared to the same period in 2020. FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), increased by approximately $7.7 million, or 445%, when compared to the same period in 2020. FFO, as adjusted per share and OP unit outstanding - diluted was $0.10, an increase of $0.07, or 233%, when compared to the same period in 2020. Same-store revenues increased by 21.5% compared to the same period in 2020. Same-store expenses increased by 7.2% compared to the same period in 2020. Same-store NOI increased by 28.7% compared to the same period in 2020. Same-store average physical occupancy increased by 6.1% to 95.8% for the three months ended June 30, 2021, compared to 89.7% during the same period in 2020. Same-store annualized rent per occupied square foot was approximately $16.50 for the three months ended June 30, 2021, which represented an increase of approximately 14.7% when compared to the same period in 2020. Six Months Ended June 30, 2021 Financial Highlights: Net loss attributable to common stockholders decreased by approximately $25.8 million when compared to the same period in 2020. Net loss per Class A and Class T shares (basic and diluted) decreased $0.50 when compared to the same period in 2020. SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2 5

Earnings Release(Continued) SmartStop Self Storage REIT, Inc. The Smarter Way to Store! Total self storage-related revenues increased by approximately $18.3 million, or 34.7%, when compared to the same period in 2020. Same-store revenues increased by 15.5% compared to the same period in 2020. Same-store expenses increased by 4.1% compared to the same period in 2020. Same-store NOI increased by 21.4% compared to the same period in 2020. Same-store average physical occupancy increased by 5.3% to 94.5% for the six months ended June 30, 2021, compared to 89.2% during the same period in 2020. Same-store annualized rent per occupied square foot was approximately $15.93 for the six months ended June 30, 2021, which represented an increase of approximately 8.9% when compared to the same period in 2020. External Growth In April, SmartStop acquired a recently built, six-story self storage facility in Oakville, Ontario, Canada. The property was completed in April 2020 and was approximately 40% occupied at acquisition. The property’s 1,070 units are 100% climate-controlled across approximately 81,500 square feet. The property offers customers a variety of amenities including state-of-the-art security systems, elevators, keypad access, a gated drive-in loading area and more. The facility is our third in Oakville, establishing SmartStop as a dominant player in the submarket. This was SmartStop’s 17th owned or managed operating property in the GTA. In May, SmartStop acquired a self storage facility in Riverside, CA, the most populous city in Southern California’s “Inland Empire.” This prime location has great visibility from Van Buren Boulevard and provides easy access from the Riverside Freeway. The facility serves the communities of La Sierra, Corona, East Vale, Ramona, and Jurupa Valley and is located next to Riverside Municipal Airport. The property’s 379 units and 71 RV parking spaces span across approximately 68,700 square feet. The property offers customers a variety of amenities including a gated drive-in loading area, state-of-the- art security systems, keypad access and large truck accessibility. With an RV parking component, this new facility offers customers a complimentary product type from our two neighboring SmartStop facilities, one of which is directly adjacent. The facility is the Company’s third in the submarket and 29th owned or managed location in California. Declared Distributions On June 23, 2021, SmartStop’s board of directors declared a distribution rate for the third quarter of 2021, of approximately $0.00164 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders. In connection with these distributions, after the stockholder servicing fee is paid, approximately $0.0014 per day will be paid per Class T share. Such distributions payable to each stockholder of record during a month will be paid the following month. Contact: David Corak VP of Corporate Finance SmartStop Self Storage REIT, Inc. 949-542-3331 ir@smartstop.com SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2 6

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2021 (Unaudited)	December 31, 2020
ASSETS		
Real estate facilities:		
Land	$ 396,430,618	$ 335,800,354
Buildings	1,101,336,919	810,480,845
Site improvements	77,553,126	63,821,383
	1,575,320,663	1,210,102,582
Accumulated depreciation	(135,187,165)	(115,903,045)
	1,440,133,498	1,094,199,537
Construction in process	1,857,047	1,761,303
Real estate facilities, net	1,441,990,545	1,095,960,840
Cash and cash equivalents	26,580,765	72,705,624
Restricted cash	7,276,448	7,952,052
Investments in unconsolidated real estate ventures	20,682,690	—
Investments in and advances to Managed REITs	12,033,750	15,624,389
Other assets, net	14,087,618	7,734,276
Intangible assets, net of accumulated amortization	21,190,218	12,406,427
Trademarks, net of accumulated amortization	16,123,529	16,194,118
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	2,258,004	—
Total assets	$ 1,615,866,898	$ 1,282,221,057
LIABILITIES AND EQUITY		
Debt, net	$ 849,209,991	$ 717,952,233
Accounts payable and accrued liabilities	24,971,528	23,038,976
Due to affiliates	694,739	667,429
Distributions payable	8,088,854	6,650,317
Contingent earnout	19,900,000	28,600,000
Deferred tax liabilities	7,704,673	8,380,215
Total liabilities	910,569,785	785,289,170
Commitments and contingencies		
Redeemable common stock	64,028,104	57,335,575
Preferred stock, $0.001 par value; 200,000,000 shares authorized:		
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively, with aggregate liquidation preferences of $203,116,438 and $202,928,620 at June 30, 2021 and December 31, 2020, respectively	196,356,107	196,356,107
Equity:		
SmartStop Self Storage REIT, Inc. equity:		
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 76,516,281 and 52,660,402 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	76,517	52,661
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 7,978,951 and 7,903,911 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	7,979	7,904
Additional paid-in capital	724,292,971	492,408,006
Distributions	(185,799,706)	(163,953,169)
Accumulated deficit	(159,234,728)	(141,444,880)
Accumulated other comprehensive loss	(1,882,006)	(3,834,228)
Total SmartStop Self Storage REIT, Inc. equity	377,461,027	183,236,294
Noncontrolling interests in our Operating Partnership	67,440,975	59,982,111
Other noncontrolling interests	10,900	21,800
Total noncontrolling interests	67,451,875	60,003,911
Total equity	444,912,902	243,240,205
Total liabilities and equity	$ 1,615,866,898	$ 1,282,221,057

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2 7

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Revenues:				
Self storage rental revenue	$ 38,104,699	$ 24,946,793	$ 67,608,141	$ 50,514,812
Ancillary operating revenue	2,027,041	1,183,418	3,584,471	2,336,261
Managed REIT Platform revenue	1,058,291	1,852,893	3,346,031	3,636,680
Reimbursable costs from Managed REITs	1,061,619	1,486,441	2,277,662	3,279,915
Total revenues	42,251,650	29,469,545	76,816,305	59,767,668
Operating expenses:				
Property operating expenses	12,479,969	9,195,043	22,823,250	18,870,069
Managed REIT Platform expenses	316,142	1,008,014	636,032	2,182,823
Reimbursable costs from Managed REITs	1,061,619	1,486,441	2,277,662	3,279,915
General and administrative	6,811,313	4,149,713	11,564,302	7,817,660
Depreciation	10,742,801	7,842,443	19,286,728	15,559,114
Intangible amortization expense	3,653,681	3,218,152	4,913,228	6,887,783
Acquisition expenses	30,448	97,221	336,098	125,326
Contingent earnout adjustment	400,000	500,000	2,519,744	(6,700,000)
Impairment of goodwill and intangible assets	—	—	—	36,465,732
Impairment of investments in Managed REITs	—	—	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	—	—	8,389,573	—
Total operating expenses	35,495,973	27,497,027	72,746,617	88,865,301
Gain on sale of real estate	178,631	—	178,631	—
Operating income (loss)	6,934,308	1,972,518	4,248,319	(29,097,633)
Other income (expense):				
Interest expense	(7,950,702)	(8,284,429)	(15,926,166)	(16,623,732)
Interest expense – accretion of fair market value of secured debt	31,250	32,892	63,116	65,549
Interest expense – debt issuance costs	(496,897)	(936,278)	(1,169,370)	(1,879,761)
Net loss on extinguishment of debt	—	—	(2,444,788)	—
Other	171,203	152,456	1,614,585	2,729,155
Net loss	(1,310,838)	(7,062,841)	(13,614,304)	(44,806,422)
Net loss attributable to the noncontrolling interests in our Operating Partnership	546,092	933,443	2,023,086	5,965,095
Less: Distributions to preferred stockholders	(3,116,438)	(2,362,023)	(6,198,630)	(4,724,045)
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$ (3,881,184)	$ (8,491,421)	$ (17,789,848)	$ (43,565,372)
Net loss per Class A share – basic and diluted	$ (0.05)	$ (0.14)	$ (0.24)	$ (0.74)
Net loss per Class T share – basic and diluted	$ (0.05)	$ (0.14)	$ (0.24)	$ (0.74)
Weighted average Class A shares outstanding – basic and diluted	75,994,754	51,622,509	66,252,067	51,469,807
Weighted average Class T shares outstanding – basic and diluted	7,960,999	7,776,128	7,944,502	7,764,393

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

8

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NON-GAAP MEASURE – COMPUTATION OF ADJUSTED FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net loss (attributable to common stockholders)	$ (3,881,184)	$ (8,491,421)	$ (17,789,848)	$ (43,565,372)
Add:				
Depreciation of real estate	10,521,283	7,705,792	18,898,768	15,293,130
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	213,959	—	230,996	—
Amortization of real estate related intangible assets	3,441,144	2,170,465	4,003,229	4,343,030
Gain on deconsolidation	(169,533)	—	(169,533)	—
Gain on sale of real estate	(178,631)	—	(178,631)	—
Deduct:				
Adjustment for noncontrolling interests	(1,500,869)	(1,305,577)	(2,616,924)	(2,603,208)
FFO (attributable to common stockholders)	8,446,169	79,259	2,378,057	(26,532,420)
Other Adjustments:				
Intangible amortization expense - contracts[1]	212,537	1,047,687	909,999	2,544,753
Acquisition expenses[2]	30,448	97,221	336,098	125,326
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	107,388	—	107,388	—
Contingent earnout adjustment[3]	400,000	500,000	2,519,744	(6,700,000)
Impairment of goodwill and intangible assets[4]	—	—	—	36,465,732
Impairment of investments in Managed REITs[4]	—	—	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	—	—	8,389,573	—
Accretion of fair market value of secured debt[5]	(31,250)	(32,892)	(63,116)	(65,549)
Net loss on extinguishment of debt[6]	—	—	2,444,788	—
Foreign currency and interest rate derivative (gains) losses, net[7]	(643,547)	(57,676)	(425,549)	109,843
Adjustment of deferred tax liabilities[1]	(56,880)	(276,216)	(1,929,746)	(3,023,113)
Adjustment for noncontrolling interests	(1,784)	(168,680)	(1,435,079)	(4,488,613)
FFO, as adjusted (attributable to common stockholders)	8,463,081	1,188,703	13,232,157	2,812,838
Net loss attributable to the noncontrolling interests in our Operating Partnership	(546,092)	(933,443)	(2,023,086)	(5,965,095)
Adjustment for noncontrolling interests	1,502,653	1,474,257	4,052,003	7,091,820
FFO, as adjusted (attributable to common Stockholders and OP unit holders)	$ 9,419,642	$ 1,729,517	$ 15,261,074	$ 3,939,563

(1) These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities. As these items are non-cash and not primary drivers in SmartStop's decision-making process, FFO is adjusted for their effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric to other real estate companies.

(2) In evaluating investments in real estate, SmartStop differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics.

(3) The contingent earnout adjustment represents the adjustment to the fair value of the Class A-2 Units issued in connection with the Self Administration Transaction. FFO is adjusted to arrive at FFO, as adjusted, as this acquisition related item is not a primary driver in SmartStop's decision-making process and excluding this provides investors a view of SmartStop's continuing operating portfolio performance over time.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2 9

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

(4) The impairment charges relate to SmartStop's goodwill, intangible assets and investments in the Managed REIT Platform acquired in the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management's analysis of SmartStop's operating performance and provides for a means of determining a comparable sustainable operating performance metric.

(5) This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from FFO, as adjusted, because SmartStop believes FFO, as adjusted, provides useful supplementary information by focusing on operating fundamentals, rather than events not related to SmartStop's normal operations. SmartStop is responsible for managing interest rate risk and do not rely on another party to manage such risk.

(6) The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such losses may not be reflective of on-going transactions and operations and is consistent with management's analysis of SmartStop's operating performance.

(7) This represents the mark-to-market adjustment for SmartStop's derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to SmartStop's foreign equity investments not classified as long term. These derivative contracts are intended to manage the Company's exposure to interest rate and foreign currency risk which may not be reflective of SmartStop's ongoing performance and may reflect unrealized impacts on SmartStop's operating performance. Such amounts are recorded in "Other" within SmartStop's consolidated statements of operations.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2 10

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS
(Unaudited)

The following table sets forth operating data for SmartStop's same-store facilities (those properties included in the consolidated results of operations since January 1, 2020, excluding nine lease-up properties SmartStop owned as of January 1, 2020) for the three months ended June 30, 2021 and 2020. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total		
	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Revenue [1]	$30,011,041	$24,702,072	21.5%	$10,120,699	$1,428,139	N/M	$40,131,740	$26,130,211	53.6%
Property operating expenses [2]	8,878,839	8,279,464	7.2%	3,601,130	915,579	N/M	12,479,969	9,195,043	35.7%
Property operating income	$21,132,202	$16,422,608	28.7%	$ 6,519,569	$ 512,560	N/M	$27,651,771	$16,935,168	63.3%
Number of facilities	103	103		36 [6]	9		139 [6]	112	
Rentable square feet [3]	7,595,600	7,557,300		2,982,400	680,300		10,578,000 [6]	8,237,600	
Average physical occupancy [4]	95.8%	89.7%		N/M	N/M		94.6%	88.1%	
Annualized rent per occupied square foot [5]	$ 16.50	$ 14.38		N/M	N/M		$ 16.18	$ 14.12	

N/M Not meaningful

(1) Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 937,000 square feet and 678,000 square feet as of June 30, 2021 and 2020, respectively. On a same-store basis, for the same periods, parking represented approximately 678,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

(6) Included in the non same-store data is a self storage facility consisting of approximately 84,000 square feet owned by SST VI OP for the period during which SmartStop consolidated their financial statements. As of June 30, 2021, SmartStop was no longer required to consolidate their financial statements.

SmartStop's same-store revenue increased by approximately $5.3 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020 due to higher annualized rent per occupied square foot and increased occupancy.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

11

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

The following table presents a reconciliation of net loss as presented on SmartStop's consolidated statements of operations to property operating income, as stated above, for the periods indicated:

	For the Three Months Ended June 30, 2021	2020
Net loss	$ (1,310,838)	$ (7,062,841)
Adjusted to exclude:		
Managed REIT Platform revenue	(1,058,291)	(1,852,893)
Managed REIT Platform expenses	316,142	1,008,014
General and administrative	6,811,313	4,149,713
Depreciation	10,742,801	7,842,443
Intangible amortization expense	3,653,681	3,218,152
Acquisition expenses	30,448	97,221
Contingent earnout adjustment	400,000	500,000
Gain on sale of real estate	(178,631)	—
Interest expense	7,950,702	8,284,429
Interest expense – accretion of fair market value of secured debt	(31,250)	(32,892)
Interest expense – debt issuance costs	496,897	936,278
Other	(171,203)	(152,456)
Total property operating income	$ 27,651,771	$ 16,935,168

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

12

The following table presents a reconciliation of same-store metrics by Metropolitan Statistical Area (“MSA”) or Census Metropolitan Areas (“CMA”), for the periods indicated: indicated: (1) RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.. (2) Presented in US Dollars (USD) as translated on average for the quarter. (3) Same-store revenue, expense and NOI are non-GAAP measures. See Computation of Same-Store Operating Results for a reconciliation of these measures to the most directly comparable GAAP financial measures. % of # of Net Rentable Net Rent per Occupied Sq. Ft. for the Three Months Ended June 30,(1) Avg. Occupancy for the Three Months Ended June 30, % Revenue for the Three Months Ended June 30,(3) % Expenses for the Three Months Ended June 30,(3) % NOI for the Three Months Ended June 30,(3) % MSA/CMA NOI Stores Sq. Ft. Units 2021 2020 2021 2020 Change 2021 2020 Change 2021 2020 Change 2021 2020 Change Miami – Fort Lauderdale 15.8% 9 941,400 7,750 $ 20.65 $ 18.70 94.8% 88.8% 6.0% $ 4,429,592 $ 3,790,280 16.9% $ 1,087,089 $ 1,009,228 7.7% $ 3,342,503 $ 2,781,052 20.2 % Toronto (2) 14.7% 10 849,600 7,800 20.20 15.13 95.5% 92.5% 3.0% 4,222,800 3,159,757 33.6% 1,107,797 1,011,978 9.5% 3,115,003 2,147,779 45.0 % Los Angeles 11.4% 10 660,400 6,200 19.78 17.75 96.8% 90.8% 5.9% 3,201,084 2,640,544 21.2% 794,447 750,095 5.9% 2,406,637 1,890,449 27.3 % Asheville 7.6% 13 780,200 5,530 12.79 11.35 95.4% 89.3% 6.1% 2,243,269 1,941,617 15.5% 645,575 579,851 11.3% 1,597,694 1,361,766 17.3 % Las Vegas 7.2% 5 552,500 4,380 15.30 13.35 96.3% 91.3% 5.0% 1,871,000 1,523,832 22.8% 355,546 344,191 3.3% 1,515,454 1,179,641 28.5 % San Francisco – Oakland 6.2% 4 322,600 2,920 21.93 19.66 95.5% 88.5% 7.1% 1,748,144 1,436,514 21.7% 445,084 421,353 5.6% 1,303,060 1,015,161 28.4 % Detroit 3.1% 4 266,100 2,220 13.05 11.93 96.8% 87.8% 8.9% 874,187 724,116 20.7% 212,137 200,405 5.9% 662,050 523,711 26.4 % Riverside - SB 3.0% 3 180,700 1,770 17.58 14.50 98.8% 92.8% 6.0% 828,481 643,495 28.7% 192,051 186,064 3.2% 636,430 457,431 39.1 % Dayton 2.8% 7 392,400 3,340 10.58 8.89 95.5% 92.9% 2.6% 1,035,962 857,345 20.8% 441,251 361,157 22.2% 594,711 496,188 19.9 % Port St. Lucie 2.7% 3 251,600 2,010 15.46 13.49 96.6% 86.9% 9.7% 896,173 707,321 26.7% 333,659 344,826 -3.2% 562,514 362,495 55.2 % Denver 2.6% 5 290,700 2,550 12.73 11.66 96.3% 86.7% 9.6% 945,909 779,657 21.3% 401,721 375,148 7.1% 544,188 404,509 34.5 % Chicago 2.4% 5 315,600 2,880 11.97 10.82 95.8% 87.7% 8.1% 959,511 785,361 22.2% 459,223 416,239 10.3% 500,288 369,122 35.5 % Myrtle Beach 2.1% 2 197,800 1,450 12.51 11.86 93.7% 88.0% 5.8% 572,286 501,239 14.2% 133,829 127,569 4.9% 438,457 373,670 17.3 % Raleigh - Cary 1.4% 3 163,800 1,090 11.02 10.17 96.6% 89.6% 7.0% 436,942 369,200 18.3% 151,057 159,630 -5.4% 285,885 209,570 36.4 % Other 17.2% 20 1,430,200 12,780 16.42 14.53 95.9% 89.1% 6.7% 5,745,701 4,841,794 18.7% 2,118,373 1,991,730 6.4% 3,627,328 2,850,064 27.3 % Total Same-Store 100.0% 103 7,595,600 64,670 $ 16.50 $ 14.38 95.8% 89.7% 6.1% $ 30,011,041 $ 24,702,072 21.5% $ 8,878,839 $ 8,279,464 7.2% $ 21,132,202 $ 16,422,608 28.7 % SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q213

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

The following table sets forth operating data for SmartStop's same-store facilities (those properties included in the consolidated results of operations since January 1, 2020, excluding nine lease-up properties SmartStop owned as of January 1, 2020) for the six months ended June 30, 2021 and 2020. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total		
	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Revenue [1]	$57,882,936	$50,107,107	15.5%	$13,309,676	$ 2,743,966	N/M	$71,192,612	$52,851,073	34.7%
Property operating expenses [2]	17,696,351	16,996,158	4.1%	5,126,899	1,873,911	N/M	22,823,250	18,870,069	20.9%
Property operating income	$40,186,585	$33,110,949	21.4%	$ 8,182,777	$ 870,055	N/M	$48,369,362	$33,981,004	42.3%
Number of facilities	103	103		36 [6]	9		139 [6]	112	
Rentable square feet [3]	7,595,600	7,557,300		2,982,400	680,300		10,578,000 [6]	8,237,600	
Average physical occupancy [4]	94.5%	89.2%		N/M	N/M		93.5%	87.4%	
Annualized rent per occupied square foot [5]	$ 15.93	$ 14.63		N/M	N/M		$ 15.72	$ 14.40	

N/M Not meaningful

(1) Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses. Property operating expenses for the six months ended June 30, 2020 also includes COVID-19 related costs, including specialized cleaning costs, the purchase of personal protective equipment, and bonuses to SmartStop's store personnel, totaling approximately $0.5 million. On a same-store basis, COVID-19 related costs represented approximately $0.5 million of the total property operating expenses for the six months ended June 30, 2020.

(3) Of the total rentable square feet, parking represented approximately 937,000 square feet and 678,000 square feet as of June 30, 2021 and 2020, respectively. On a same-store basis, for the same periods, parking represented approximately 678,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

(6) Included in the non same-store data is a self storage facility consisting of approximately 84,000 square feet owned by SST VI OP for the period during which SmartStop consolidated their financial statements. As of June 30, 2021, SmartStop was no longer required to consolidate their financial statements.

SmartStop's same-store revenue increased by approximately $7.8 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020 due to higher annualized rent per occupied square foot and increased occupancy.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

14

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

The following table presents a reconciliation of net loss as presented on SmartStop's consolidated statements of operations to property operating income, as stated above, for the periods indicated:

	For the Six Months Ended June 30, 2021	2020
Net loss	$ (13,614,304)	$ (44,806,422)
Adjusted to exclude:		
Managed REIT Platform revenue	(3,346,031)	(3,636,680)
Managed REIT Platform expenses	636,032	2,182,823
General and administrative	11,564,302	7,817,660
Depreciation	19,286,728	15,559,114
Intangible amortization expense	4,913,228	6,887,783
Acquisition expenses	336,098	125,326
Contingent earnout adjustment	2,519,744	(6,700,000)
Impairment of goodwill and intangible assets	—	36,465,732
Impairment of investments in Managed REITs	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Gain on sale of real estate	(178,631)	—
Interest expense	15,926,166	16,623,732
Interest expense – accretion of fair market value of secured debt	(63,116)	(65,549)
Interest expense – debt issuance costs	1,169,370	1,879,761
Net loss on extinguishment of debt	2,444,788	—
Other	(1,614,585)	(2,729,155)
Total property operating income	$ 48,369,362	$ 33,981,004

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

15

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted Net Operating Income (“NOI”) NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Funds from Operations (“FFO”) and FFO, as Adjusted Funds from Operations Funds from operations (“FFO”) is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which SmartStop believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. SmartStop defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above. FFO, as Adjusted SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate its operating performance. SmartStop previously used Modified Funds from Operations (“MFFO”) (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies. In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, adjustments of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of the Company’s overall long-term operating performance. SmartStop excludes these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in its decision-making process and excluding these items provides investors a view of its continuing operating portfolio performance over time and makes its results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of operating performance when SmartStop formulates corporate goals and evaluate the effectiveness of its strategies. Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SmartStop’s performance, as an alternative to cash flows from operations, which is an indication of liquidity, or indicative of funds available to fund SmartStop’s cash needs including SmartStop’s ability to make distributions to its stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of SmartStop’s performance. SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2 16

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted. About SmartStop Self Storage REIT, Inc. (“SmartStop”): SmartStop is a self-managed REIT with a fully integrated operations team of approximately 400 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. SmartStop is the tenth-largest self storage company in the U.S., with approximately $1.8 billion of real estate assets under management, including an owned and managed portfolio of 155 properties in 19 states and Toronto, Canada and comprising approximately 105,000 units and 11.9 million rentable square feet. SmartStop and its affiliates own or manage 17 operating self storage properties in the Greater Toronto Area, which total approximately 14,300 units and 1.5 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com. Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the SST IV merger, the SSGT merger, the self administration transaction and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this press release, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SST IV merger, the self administration transaction, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of either of the SST IV merger, the SSGT merger or the self administration transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through the SST IV merger, the SSGT merger and operations acquired through the self administration transaction; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management. Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences. SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2 17

Financial Highlights SmartStop Self Storage REIT,Inc. The Smarter Way to Store! Common Stock Equivalents (Fully Diluted) 2Q21 Quarter Ending Class A Common Shares 75,994,754 76,516,281 Class T Common Shares 7,960,999 7,978,951 Operating Partnership Units 10,270,455 10,270,455 Other Dilutive Securities 239,279 155,900 Total Fully Diluted Common Stock Equivalents 94,465,487 94,921,587 2Q21 Operating Portfolio Snapshot # of Stores NRSF Units 2Q21 Ending Occupancy(3) Wholly-Owned Same-Store 103 7,595,600 64,670 96.3% Wholly-Owned Non Same-Store(1) 35 2,898,200 26,420 94.2% Total Wholly Owned Stores(1) 138 10,493,800 91,090 95.7% Joint Venture Stores 3 320,000 2,930 33.1% Managed Stores(2) 14 1,100,500 10,535 85.5% Total Stores 155 11,914,300 104,555 Balance Sheet Highlights 6/30/21 3/31/21 12/31/20 9/30/20 6/30/20 Real estate facilities $1,575,320,663 $1,552,957,668 $1,210,102,582 $1,191,037,320 $1,183,920,445 Accumulated depreciation (135,187,165) (124,490,121) (115,903,045) (106,556,223) (98,435,981) Real estate facilities, net 1,441,990,545 1,432,728,259 1,095,960,840 1,086,072,890 1,086,416,832 Debt, net 849,209,991 822,490,580 717,952,233 712,789,410 710,116,684 Preferred stock, gross 200,000,000 200,000,000 200,000,000 150,000,000 150,000,000 For the Quarter Ended: Same-Store Performance (103 Stores) 6/30/21 3/31/21 12/31/20 9/30/20 6/30/20 Revenue(4) $30,011,041 $27,871,895 $27,238,620 $26,419,911 $24,702,072 Expenses(4) 8,878,839 8,817,512 8,699,157 8,827,519 8,279,464 NOI(4) $21,132,202 $19,054,383 $18,539,463 $17,592,392 $16,422,608 Ending Occupancy 96.3% 94.1% 91.7% 92.3% 90.7% Average Occupancy 95.8% 93.1% 92.2% 91.7% 89.7% RentPOF(5) $16.50 $15.43 $15.25 $14.67 $14.38 Move Ins 10,575 10,151 9,611 11,179 9,810 Move Outs 8,789 8,665 9,829 10,331 8,533 For the Quarter Ended: FFO, as adjusted per shares & units outstanding - diluted 6/30/21 3/31/21 12/31/20 9/30/20 6/30/20 FFO, as adjusted (4) $0.10 $0.08 $0.08 $0.06 $0.03 1. Excludes one property owned by Strategic Storage Trust VI, Inc.'s operating partnership, which was consolidated by us until May 1, 2021. This property is included in managed stores. 2. Includes 11 operating properties in Strategic Storage Growth Trust II, Inc., two operating properties in Strategic Storage Trust VI, Inc. and one other property managed by us. 3. Weighted by net rentable square feet. 4. Same-store revenue, expense, and NOI and FFO, as adjusted are non-GAAP measures. See Appendix for a reconciliation of the same store measures and the FFO Reconciliation to the most directly comparable GAAP financial measure. 5. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2 18

Trailing Five Quarter Financials: Condensed Balance Sheet

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Assets:					
Real estate facilities	**$1,575,320,663**	**$1,552,957,668**	**$1,210,102,582**	**$1,191,037,320**	**$1,183,920,445**
Accumulated depreciation	(135,187,165)	(124,490,121)	(115,903,045)	(106,556,223)	(98,435,981)
Construction in process	1,857,047	4,260,712	1,761,303	1,591,793	932,368
Real estate facilities, net	**1,441,990,545**	**1,432,728,259**	**1,095,960,840**	**1,086,072,890**	**1,086,416,832**
Cash and cash equivalents	26,580,765	30,371,284	72,705,624	36,747,083	49,952,383
Restricted cash	7,276,448	8,809,279	7,952,052	9,787,127	8,102,770
Investments in unconsolidated real estate ventures	20,682,690	17,488,416	-	-	-
Investments in and advances to Managed REITs	12,033,750	736,355	15,624,389	8,178,896	1,615,664
Other assets, net	14,087,618	15,202,719	7,734,276	5,870,035	7,170,160
Intangible assets, net	90,957,078	94,211,432	82,243,876	83,110,619	84,668,879
Debt issuance costs, net of accumulated amortization	2,258,004	2,481,254	-	-	-
Total assets	**$1,615,866,898**	**$1,602,028,998**	**$1,282,221,057**	**$1,229,766,650**	**$1,237,926,688**
Liabilities:					
Debt, net	$849,209,991	$822,490,580	$717,952,233	$712,789,410	$710,116,684
Other liabilities, net	61,359,794	61,669,966	67,336,937	59,802,804	58,099,857
Total liabilities	**$910,569,785**	**$884,160,546**	**$785,289,170**	**$772,592,214**	**$768,216,541**
Redeemable common stock	$64,028,104	$60,388,518	$57,335,575	$54,116,173	$51,374,754
Preferred stock, gross	$200,000,000	$200,000,000	$200,000,000	$150,000,000	$150,000,000
Preferred stock offering costs	(3,643,893)	(3,643,893)	(3,643,893)	(3,620,292)	(3,620,292)
Total preferred stock, net	$196,356,107	$196,356,107	$196,356,107	$146,379,708	$146,379,708
Equity					
Total SmartStop Self Storage REIT, Inc. equity	$377,461,027	$392,355,573	$183,236,294	$195,385,785	$209,083,918
Total noncontrolling interests	67,451,875	68,768,254	60,003,911	61,292,770	62,871,767
Total equity	**$444,912,902**	**$461,123,827**	**$243,240,205**	**$256,678,555**	**$271,955,685**
Total liabilities & equity	**$1,615,866,898**	**$1,602,028,998**	**$1,282,221,057**	**$1,229,766,650**	**$1,237,926,688**

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

19

Trailing Five Quarter Financials: Condensed Income Statement

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Revenues:					
Self storage rental revenue	$38,104,699	$29,503,442	$27,667,870	$26,706,201	$24,946,793
Ancillary operating revenue	2,027,041	1,557,430	1,517,829	1,431,952	1,183,418
Managed REIT Platform revenue	1,058,291	2,287,740	2,360,929	2,051,021	1,852,893
Reimbursable costs from Managed REITs	1,061,619	1,216,043	1,346,945	1,173,948	1,486,441
Total revenues	**42,251,650**	**34,564,655**	**32,893,573**	**31,363,122**	**29,469,545**
Expenses:					
Property operating expenses	12,479,969	10,343,281	9,618,356	9,816,774	9,195,043
Managed REIT Platform expenses	316,142	319,890	294,818	329,280	1,008,014
Reimbursable costs from Managed REITs	1,061,619	1,216,043	1,346,945	1,173,948	1,486,441
General and administrative	6,811,313	4,752,989	4,641,467	4,012,072	4,149,713
Depreciation & amortization of real estate assets	14,396,482	9,803,474	10,033,360	9,591,486	11,060,595
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	-	8,389,573	-	-	-
Other	430,448	2,425,394	3,372,189	2,068,577	597,221
Total operating expenses	**35,495,973**	**37,250,644**	**29,307,135**	**26,992,137**	**27,497,027**
Gain on sale of real estate	178,631	-	-	-	-
Operating income (loss)	**6,934,308**	**(2,685,989)**	**3,586,438**	**4,370,985**	**1,972,518**
Interest expense – total	8,416,349	8,616,071	8,602,201	9,013,167	9,187,815
Net loss on extinguishment of debt	-	2,444,788	-	-	-
Other	(171,203)	(1,443,382)	(3,071,879)	(185,685)	(152,456)
Net loss	**(1,310,838)**	**(12,303,466)**	**(1,943,884)**	**(4,456,497)**	**(7,062,841)**
Net loss attributable to the noncontrolling interests in our OP	546,092	1,476,994	351,476	585,360	933,443
Less: Distributions to preferred stockholders	(3,116,438)	(3,082,192)	(2,937,500)	(2,387,977)	(2,362,023)
Net loss attributable to common stockholders	**$(3,881,184)**	**$(13,908,664)**	**$(4,529,908)**	**$(6,259,114)**	**$(8,491,421)**
Net loss per Class A & T share – basic and diluted	($0.05)	($0.22)	($0.08)	($0.10)	($0.14)
Weighted average Class A & T shares outstanding – basic & diluted	83,955,753	64,326,697	60,167,502	59,847,321	59,398,637

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

20

Trailing Five Quarter Financials: FFO Reconciliation

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Reconciliation to FFO & FFO, as adjusted:					
Net loss (attributable to common stockholders)	$(3,881,184)	$(13,908,664)	$(4,529,908)	$(6,259,114)	$(8,491,421)
Depreciation & amortization of real estate and intangible assets from unconsolidated entities	14,176,386	8,956,607	8,804,733	8,380,416	9,876,257
Gain on deconsolidation	(169,533)	-	-	-	-
Gain on sale of real estate	(178,631)	-	-	-	-
Adjustment for noncontrolling interests	(1,500,869)	(1,116,054)	(1,051,900)	(1,101,471)	(1,305,577)
FFO (attributable to common stockholders)	**8,446,169**	**(6,068,111)**	**3,222,925**	**1,019,831**	**79,259**
Intangible amortization expense - contracts	212,537	697,462	1,071,436	1,050,720	1,047,687
Acquisition expenses	30,448	305,650	772,189	468,577	97,221
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	107,388	-	-	-	-
Contingent earnout adjustment	400,000	2,119,744	2,600,000	1,600,000	500,000
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	-	8,389,573	-	-	-
Accretion of fair market value of secured debt	(31,250)	(31,866)	(32,345)	(32,788)	(32,892)
Net loss on extinguishment of debt	-	2,444,788	-	-	-
Foreign currency and interest rate derivative (gains) losses, net	(643,547)	217,998	40,649	53,503	(57,676)
Adjustment of deferred tax liabilities	(56,880)	(1,872,866)	(2,627,403)	(276,216)	(276,216)
Adjustment for noncontrolling interests	(1,784)	(1,433,296)	(457,271)	(375,841)	(168,680)
FFO, as adjusted (attributable to common stockholders)	**$8,463,081**	**$4,769,076**	**$4,590,180**	**$3,507,786**	**$1,188,703**
Fully Diluted FFO Calculation:					
FFO (attributable to common stockholders)	**$8,446,169**	**$(6,068,111)**	**$3,222,925**	**$1,019,831**	**$79,259**
Net loss attributable to the noncontrolling interests in our OP	(546,092)	(1,476,994)	(351,476)	(585,360)	(933,443)
Adjustment for noncontrolling interests	1,500,869	1,116,054	1,051,900	1,101,471	1,305,577
FFO (attributable to common stockholders and OP unit holders)	**$9,400,946**	**$(6,429,051)**	**$3,923,349**	**$1,535,942**	**$451,393**
Fully Diluted FFO, as adjusted Calculation:					
FFO, as adjusted (attributable to common stockholders)	**$8,463,081**	**$4,769,076**	**$4,590,180**	**$3,507,786**	**$1,188,703**
Net loss attributable to the noncontrolling interests in our OP	(546,092)	(1,476,994)	(351,476)	(585,360)	(933,443)
Adjustment for noncontrolling interests	1,502,653	2,549,350	1,509,171	1,477,312	1,474,257
FFO, as adjusted (attributable to common stockholders and OP unit holders)	**$9,419,642**	**$5,841,432**	**$5,747,875**	**$4,399,738**	**$1,729,517**
Weighted average Class A & T shares outstanding	83,955,753	64,326,697	60,167,502	59,847,321	59,398,637
Weighted average OP units outstanding	10,270,455	9,248,375	9,095,029	9,095,029	9,095,029
Weighted average other dilutive securities	239,279	159,700	174,636	132,215	131,977
Weighted average Shares & OP Units outstanding – diluted [1]	**94,465,487**	**73,734,772**	**69,437,167**	**69,074,565**	**68,625,643**
FFO and FFO, as adjusted per shares & units outstanding - diluted					
FFO	**$0.10**	**($0.09)**	**$0.06**	**$0.02**	**$0.01**
FFO, as adjusted	**$0.10**	**$0.08**	**$0.08**	**$0.06**	**$0.03**

1. Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect of both unvested restricted stock and long term incentive plan (both time-based units and performance based-units). The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

21

Store Portfolio Reporting Information

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!*

Owned Operating Store Segment	# of Stores	NRSF	Units	Net Rent / Occupied Sq. Ft. for the Three Months Ended June 30,[1] 2021	2020	Ending Occupancy for the Three Months Ended June 30, 2021	2020	Change	Revenue for the Three Months Ended June 30,[5] 2021	2020	% Change	Expenses for the Three Months Ended June 30,[5] 2021	2020	% Change	NOI for the Three Months Ended June 30,[5] 2021	2020	% Change
Same-Store Wholly-Owned	**103**	**7,595,600**	**64,670**	**$16.50**	**$14.67**	**96.3%**	**90.7%**	***5.6%***	**$30,011,041**	**$24,702,072**	***21.5%***	**$8,878,839**	**$8,279,464**	***7.2%***	**$21,132,202**	**$16,422,608**	***28.7%***
Non Same-Store Wholly-Owned																	
Historical SSST REIT Non-Stabilized[2]	9	697,100	7,020	14.12	10.74	93.2%	72.3%	*20.9%*	2,364,496	1,428,150	*65.6%*	1,055,139	915,579	*15.2%*	1,309,357	512,571	*155.4%*
Historical SSST REIT Non-Stabilized[3]	16	1,392,600	11,340	NM	NM	96.0%	NM		5,028,081	NM		1,600,241	NM		3,427,840	NM	
Historical SST IV Non-Stabilized[3]	8	658,300	6,540	NM	NM	96.0%	NM		2,463,117	NM		805,439	NM		1,657,678	NM	
Recent Acquisitions[4]	2	150,200	1,520	NM	NM	74.5%	NM		216,593	NM		108,946	NM		107,647	NM	
Total Non Same-Store Wholly-Owned	**35**	**2,898,200**	**26,420**	**NM**	**NM**	**94.2%**	**NM**		**10,072,287**	**NM**		**3,569,765**	**NM**		**6,502,522**	**NM**	
Total Wholly-Owned Operating Stores	**138**	**10,493,800**	**91,090**	**NM**	**NM**	**95.7%**	**NM**		**$40,083,328**	**NM**		**$12,448,604**	**NM**		**$27,634,724**	**NM**	
Total Joint Venture Operating Stores	**3**	**320,000**	**2,930**			**33.1%**	**NM**										
Total All Owned Operating Stores	**141**	**10,813,800**	**94,020**														

NM: Not meaningful comparison

1. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.
2. Represents stores that were owned by SmartStop Self Storage REIT, Inc. prior to the merger with Strategic Storage Trust IV, Inc. that closed in March 2021. Excludes the results of one property owned by Strategic Storage Trust VI, Inc.'s operating partnership, which was consolidated until May 1, 2021. This property's revenue and expenses for the peiod we consolidated during the quarter ended 6/30/2021 were $48,412 and $31,365, respectively.
3. Represents stores that were previously owned by Strategic Storage Trust IV, Inc. that were acquired by SmartStop Self Storage REIT, Inc. as part of the merger that closed in March 2021. Stabilized properties for the Strategic Storage Trust IV, Inc. pool consist of the sixteen properties accounted for in Strategic Storage Trust IV, Inc.'s same-store pool as of Strategic Storage Trust IV, Inc.'s most recently filed Form 10-Q for the period ended 9/30/2020.
4. Represents stores that were recently acquired that are not in the same-store pool. Revenue, expenses and NOI represent partial quarter.
5. Same-store revenue, expense, and NOI are non-GAAP measures. See Appendix for a reconciliation of these measures to the most directly comparable GAAP financial measure.



Burlington, Ontario



Chula Vista, California

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

22

Same-Store Portfolio Details Store Portfolio Reporting Information SmartStop Self Storage REIT,Inc. The Smarter Way to Store! Revenues: 6/30/21 3/31/21 12/31/20 9/30/20 6/30/20 Self storage rental revenue(1) $28,537,202 $26,487,511 $25,867,563 $25,130,023 $23,626,987 Ancillary operating revenue(2) 1,473,839 1,384,384 1,371,057 1,289,888 1,075,085 Total revenues $30,011,041 $27,871,895 $27,238,620 $26,419,911 $24,702,072 Expenses: Property taxes $2,885,531 $2,800,728 $2,503,744 $2,736,412 $2,616,999 Payroll 2,148,246 2,270,018 2,236,152 2,166,483 2,106,752 Advertising 784,189 741,489 736,511 804,485 757,748 Repairs & maintenance 466,935 589,901 703,680 539,007 554,589 Utilities 674,511 750,329 695,197 804,019 654,974 Property insurance 413,501 405,323 399,276 331,587 329,748 Other(3) 1,505,926 1,259,724 1,424,597 1,445,526 1,258,654 Total expenses $8,878,839 $8,817,512 $8,699,157 $8,827,519 $8,279,464 Net operating income: $21,132,202 $19,054,383 $18,539,463 $17,592,392 $16,422,608 Gross margin 70.4% 68.4% 68.1% 66.6% 66.5% Period ending occupancy 96.3% 94.1% 91.7% 92.3% 90.7% Period average occupancy 95.8% 93.1% 92.2% 91.7% 89.7% RentPOF(4) $16.50 $15.43 $15.25 $14.67 $14.38 Move ins 10,575 10,151 9,611 11,179 9,810 Move outs 8,789 8,665 9,829 10,331 8,533 1. Includes rental income and associated late fees and administrative fees. 2. Includes Tenant Programs revenue, solar revenue, merchandise sales and other. 3. Includes administrative expenses, professional expenses, software expenses and other expenses. 4. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2 23

Same-Store Portfolio MSA Summary

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!*

MSA/CMA[1]	% of NOI	# of Stores	NRSF	Units	Net Rent / Occupied Sq. Ft. for the Three Months Ended June 30,[2]		Avg. Occupancy for the Three Months Ended June 30,			Revenue for the Three Months Ended June 30,[4]			Expenses for the Three Months Ended June 30,[4]			NOI for the Three Months Ended June 30,[4]		
					2021	2020	2021	2020	Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Miami - Fort Lauderdale	15.8%	9	941,400	7,750	$20.65	$18.70	94.8%	88.8%	6.0%	$4,429,592	$3,790,280	16.9%	$1,087,089	$1,009,228	7.7%	$3,342,503	$2,781,052	20.2%
Toronto[3]	14.7%	10	849,600	7,800	20.20	15.13	95.5%	92.5%	3.0%	4,222,800	3,159,757	33.6%	1,107,797	1,011,978	9.5%	3,115,003	2,147,779	45.0%
Los Angeles	11.4%	10	660,400	6,200	19.78	17.75	96.8%	90.8%	5.9%	3,201,084	2,640,544	21.2%	794,447	750,095	5.9%	2,406,637	1,890,449	27.3%
Asheville	7.6%	13	780,200	5,530	12.79	11.35	95.4%	89.3%	6.1%	2,243,269	1,941,617	15.5%	645,575	579,851	11.3%	1,597,694	1,361,766	17.3%
Las Vegas	7.2%	5	552,500	4,380	15.30	13.35	96.3%	91.3%	5.0%	1,871,000	1,523,832	22.8%	355,546	344,191	3.3%	1,515,454	1,179,641	28.5%
San Francisco - Oakland	6.2%	4	322,600	2,920	21.93	19.66	95.5%	88.5%	7.1%	1,748,144	1,436,514	21.7%	445,084	421,353	5.6%	1,303,060	1,015,161	28.4%
Detroit	3.1%	4	266,100	2,220	13.05	11.93	96.8%	87.8%	8.9%	874,187	724,116	20.7%	212,137	200,405	5.9%	662,050	523,711	26.4%
Dayton	3.0%	3	180,700	1,770	17.58	14.50	98.8%	92.8%	6.0%	828,481	643,495	28.7%	192,051	186,064	3.2%	636,430	457,431	39.1%
Riverside - SB	2.8%	7	392,400	3,340	10.58	8.89	95.5%	92.9%	2.6%	1,035,962	857,345	20.8%	441,251	361,157	22.2%	594,711	496,188	19.9%
Port St. Lucie	2.7%	3	251,600	2,010	15.46	13.49	96.6%	86.9%	9.7%	896,173	707,321	26.7%	333,659	344,826	-3.2%	562,514	362,495	55.2%
Denver	2.6%	5	290,700	2,550	12.73	11.66	96.3%	86.7%	9.6%	945,909	779,657	21.3%	401,721	375,148	7.1%	544,188	404,509	34.5%
Chicago	2.4%	5	315,600	2,880	11.97	10.82	95.8%	87.7%	8.1%	959,511	785,361	22.2%	459,223	416,239	10.3%	500,288	369,122	35.5%
Myrtle Beach	2.1%	2	197,800	1,450	12.51	11.86	93.7%	88.0%	5.8%	572,286	501,239	14.2%	133,829	127,569	4.9%	438,457	373,670	17.3%
Raleigh - Cary	1.4%	3	163,800	1,090	11.02	10.17	96.6%	89.6%	7.0%	436,942	369,200	18.3%	151,057	159,630	-5.4%	285,885	209,570	36.4%
Other	17.2%	20	1,430,200	12,780	16.42	14.53	95.9%	89.1%	6.7%	5,745,701	4,841,794	18.7%	2,118,373	1,991,730	6.4%	3,627,328	2,850,064	27.3%
Total Same-Store	**100.0%**	**103**	**7,595,600**	**64,670**	**$16.50**	**$14.38**	**95.8%**	**89.7%**	**6.1%**	**$30,011,041**	**$24,702,072**	**21.5%**	**$8,878,839**	**$8,279,464**	**7.2%**	**$21,132,202**	**$16,422,608**	**28.7%**

MSA/CMA[1]	% of NOI	# of Stores	NRSF	Units	Net Rent / Occupied Sq. Ft. for the Six Months Ended June 30,[2]		Avg. Occupancy for the Six Months Ended June 30,			Revenue for the Six Months Ended June 30,[4]			Expenses for the Six Months Ended June 30,[4]			NOI for the Six Months Ended June 30,[4]		
					2021	2020	2021	2020	Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Miami - Fort Lauderdale	16.1%	9	941,400	7,750	$20.12	$18.95	93.8%	89.1%	4.7%	$8,625,328	$7,698,444	12.0%	$2,168,330	$2,091,216	3.7%	$6,456,998	$5,607,228	15.2%
Toronto[3]	14.1%	10	849,600	7,800	19.14	15.74	94.2%	91.5%	2.7%	7,939,625	6,424,714	23.6%	2,262,524	2,212,797	2.2%	5,677,101	4,211,917	34.8%
Los Angeles	11.5%	10	660,400	6,200	19.10	17.86	95.8%	91.0%	4.9%	6,206,285	5,342,951	16.2%	1,589,969	1,576,033	0.9%	4,616,316	3,766,918	22.5%
Asheville	7.6%	13	780,200	5,530	12.48	11.65	94.0%	88.4%	5.6%	4,373,197	3,949,141	10.7%	1,323,247	1,250,076	5.9%	3,049,950	2,699,065	13.0%
Las Vegas	7.2%	5	552,500	4,380	14.80	13.61	94.7%	90.5%	4.2%	3,624,260	3,121,622	16.1%	717,693	704,667	1.8%	2,906,567	2,416,955	20.3%
San Francisco - Oakland	6.3%	4	322,600	2,920	21.34	19.76	94.5%	88.6%	5.9%	3,404,953	2,917,718	16.7%	881,601	863,339	2.1%	2,523,352	2,054,379	22.8%
Detroit	3.1%	4	266,100	2,220	12.74	12.16	94.4%	87.7%	6.6%	1,691,145	1,482,513	14.1%	430,680	460,098	-6.4%	1,260,465	1,022,415	23.3%
Dayton	3.0%	3	180,700	1,770	16.78	14.64	97.9%	91.9%	6.0%	1,596,889	1,292,293	23.6%	390,702	397,060	-1.6%	1,206,187	895,233	34.7%
Riverside - SB	2.9%	7	392,400	3,340	10.07	9.00	94.2%	90.8%	3.4%	1,994,178	1,695,793	17.6%	810,547	749,132	8.2%	1,183,631	946,661	25.0%
Port St. Lucie	2.6%	3	251,600	2,010	14.76	13.89	95.2%	86.9%	8.3%	1,706,769	1,457,530	17.1%	655,351	651,233	0.6%	1,051,418	806,297	30.4%
Denver	2.5%	5	290,700	2,550	12.29	11.83	94.3%	86.6%	7.7%	1,814,015	1,585,348	14.4%	804,630	758,374	6.1%	1,009,385	826,974	22.1%
Chicago	2.3%	5	315,600	2,880	11.51	10.92	94.5%	88.5%	6.0%	1,849,253	1,600,360	15.6%	931,841	883,178	5.5%	917,412	717,182	27.9%
Myrtle Beach	2.1%	2	197,800	1,450	12.09	12.10	92.6%	87.4%	5.2%	1,105,109	1,018,263	8.5%	265,015	264,522	0.2%	840,094	753,741	11.5%
Raleigh - Cary	1.3%	3	163,800	1,090	10.70	10.44	95.0%	87.3%	7.7%	845,706	736,546	14.8%	313,551	329,599	-4.9%	532,155	406,947	30.8%
Other	17.3%	20	1,430,200	12,780	15.88	14.71	94.4%	88.5%	5.9%	11,106,224	9,783,870	13.5%	4,150,670	3,804,834	9.1%	6,955,554	5,979,036	16.3%
Total Same-Store	**100.0%**	**103**	**7,595,600**	**64,670**	**$15.93**	**$14.63**	**94.5%**	**89.2%**	**5.2%**	**$57,882,936**	**$50,107,107**	**15.5%**	**$17,696,351**	**$16,996,158**	**4.1%**	**$40,186,585**	**$33,110,949**	**21.4%**

1. MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.
2. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.
3. Presented in US Dollars (USD) as translated on average for the quarter.
4. Same-store revenue, expense and NOI are non-GAAP measures. See Appendix for a reconciliation of these measures to the most directly comparable GAAP financial measure.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

24

Total Portfolio MSA Summary as of 6/30/21

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

MSA/CMA[1]	% of Portfolio by NRSF	NRSF	# of Stores	Units
Toronto	10.4%	1,092,300	13	10,610
Miami - Fort Lauderdale	9.8%	1,025,300	10	8,620
Asheville	8.1%	851,900	14	6,200
Las Vegas	7.2%	757,100	8	6,210
Los Angeles	6.3%	660,400	10	6,200
Houston	5.7%	602,100	8	4,490
Dayton	3.7%	392,400	7	3,340
San Francisco - Oakland	3.1%	322,600	4	2,920
Port St. Lucie	3.0%	318,900	4	2,610
Riverside - SB	2.9%	306,700	5	2,690
Chicago	3.0%	315,600	5	2,880
Denver	2.8%	290,700	5	2,550
Phoenix	2.5%	265,000	3	2,540
Detroit	2.5%	266,100	4	2,220
Seattle - Tacoma	1.9%	196,600	3	1,680
Myrtle Beach	1.9%	197,800	2	1,450
Charlotte	1.7%	176,700	2	1,900
San Diego	1.7%	181,400	2	2,020
Raleigh - Cary	1.6%	163,800	3	1,090
Other[2]	20.1%	2,110,400	26	18,870
Total Stores	**100.0%**	**10,493,800**	**138**	**91,090**

1. MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.
2. Other markets include: Baltimore, Charleston, Charlottesville, College Station, Colorado Springs, Dallas, Mobile, Nantucket, Naples, New York – Newark, Orlando, Punta Gorda, Sacramento, Santa Maria, Santa Barbara, Sarasota, Stockton, Trenton-Princeton and Washington- Arlington.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

25

Total Portfolio MSA Summary as of 6/30/21 SmartStop Self Storage REIT, Inc. The Smarter Way to Store! Revenue for the Three Months Ended  June 30, (3)  Net Rent / Occupied Sq. Ft. for the Three Months Ended June 30,(2) NOI for the  Three Months Ended  June 30,(3)  Expenses for the  Three Months Ended  June 30,(3)  Avg. Occupancy for the Three Months Ended June 30,  Figures represent the total joint venture, not just SmartStop's proportionate percentage.  SmartStop % Owned Operating Properties Stores Ownership NRSF Units 2021 2020 2021 2020 2021 2020 2021 2020 2021 2020 Same-Store Wholly-Owned Stores 10 100.0% 849,600 7,750 $20.20 $15.13 95.5% 92.5% $4,222,800 $3,159,757 $1,107,797 $1,011,978 $3,115,003 $2,147,779  Non-Same-Store Wholly-Owned Stores 3 100.0% 242,700 2,810 14.62 NM 71.9% NM 644,569 NM 328,073 NM 316,496 NM  Joint Venture Properties (1) 3 50.0% 320,000 2,930 NM NM 33.1% NM 330,554 NM 393,936 NM (63,382) NM  Total Owned Operating Stores 16 1,412,300 13,490 Owned Projects Under Construction Stores SmartStop % Ownership Projected NRSF Projected Units Total Anticipated Project Costs SmartStop Portion of Anticipated Project Costs Total Under Construction Stores 3 50.0% 291,700 2,865 $47,300,143 $23,650,072  Note: All dollars denominated in U.S. Dollars (USD)  NM: Not meaningful comparison  RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.  Same-store revenue, expense, and NOI are non-GAAP measures. See Appendix for a reconciliation of these measures to the most directly comparable GAAP financial measure.  SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2 26

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

SmartCentres Joint Venture Overview

JV Owned Operating Properties	MSA/ CMA[1]	SmartStop % Ownership	NRSF	Units	For the Quarter Ended June 30, 2021 Investment Value[2]	Date Opened
East York - Laird	Toronto	50.0%	100,000	1,000	$6,609,595	Jul-20
Brampton	Toronto	50.0%	101,300	1,050	2,506,115	Nov-20
Vaughan	Toronto	50.0%	118,700	880	3,062,021	Jan-21
Total JV Operating Properties			**320,000**	**2,930**	**$12,177,730**	

JV Owned Projects Under Construction	MSA/ CMA[1]	SmartStop % Ownership	Projected NRSF	Projected Units	For the Quarter Ended June 30, 2021 Investment Value[2]	Projected Completion
Oshawa - Champlain	Toronto	50.0%	92,500	940	$1,596,921	Q3 2021
Kingspoint	Toronto	50.0%	100,300	982	4,648,402	Q3 2022
Scarborough	Toronto	50.0%	98,900	943	2,259,636	Q4 2021
Total JV Properties Under Construction			**291,700**	**2,865**	**$8,504,960**	

Note: All dollars denominated in U.S. Dollars (USD)

1. MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.
2. Through the acquisition of the Oshawa - Champlain, East York - Laird, Brampton, Vaughan, and Scarborough joint venture partnerships, the Company also became party to a master mortgage commitment agreement (the "MMCA") with SmartCentres Storage Finance LP (the "SmartCentres Lender") (collectively, the "SmartCentres Financing"). The SmartCentres Lender is an affiliate of SmartCentres. The initial maximum amount available is approximately $60 million CAD, however, the SmartCentres Financing includes an accordion feature such that borrowings pursuant thereto may be increased up to approximately $120 million CAD subject to certain conditions set forth in the MMCA. As of June 30, 2021, approximately $52.2 million CAD was outstanding on the SmartCentres Financing.


East York, Ontario


Brampton, Ontario


Vaughan, Ontario

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2
27

Debt and Capital Structure Summary

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

Loan	6/30/2021	Interest Rate[1]	Maturity Date
KeyBank CMBS Loan	$95,000,000	3.89%	8/1/2026
KeyBank Florida CMBS Loan	52,000,000	4.65%	5/1/2027
Midland North Carolina CMBS Loan	46,094,457	5.31%	8/1/2024
CMBS Loan	104,000,000	5.00%	2/1/2029
SST IV CMBS Loan	40,500,000	3.56%	2/1/2030
SST IV TCF Loan	40,782,255	3.75%	3/30/2023
Credit Facility Term Loan - USD	250,000,000	1.90%	3/17/2026
Credit Facility Revolver - USD	207,201,288	1.95%	3/17/2024
Oakville III BMO Loan - CAD[2]	13,107,250	2.66%	5/16/2024
Ladera Office Loan	4,056,887	4.29%	11/1/2026
Premium on secured debt, net	282,430		
Debt issuance costs, net	(3,814,576)		
Total debt[3]	**$849,209,991**		

Debt Maturity Schedule (millions)[2,3]



$400
$350
$300
$250
$200
$150
$100
$50
$0
$41
$220
$46
$250
$99
$52
$145
2021
2022
2023
2024
2025
2026
2027
2028+
Variable Rate Debt
Fixed Rate Debt

Capital Structure[4]



$2.0 Billion
Total Capitalization
42%
10%
43%
5%
Debt
Preferred Equity
Common Stock
OP Unit Equity

1. Represents the stated interest rate. Effective at quarter end, the Company was subject to a swap for $235 million at LIBOR 1.79% that expires in February 2022 and an $80 million interest rate cap of LIBOR 0.50% that expired in August 2021.
2. Debt denominated in foreign currency has been converted based on the rate in effect as of June 30, 2021.
3. Excludes amortizing debt payments.
4. Total capitalization includes debt, preferred equity and equity market cap based on approx. 95 million shares and OP Units at 6/30/21 valued at the most recently published Net Asset Value.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

28

Managed REIT Overview SmartStop Self Storage REIT, Inc. The Smarter Way to Store! Selected Fund Information SSGT II(1) SST VI(2) Year established  2018  2021  AUM - end of current quarter  $161.6 million  $27.4 million  Max Offering  $270 million  $220 million  Type of Offering  Private Placement  Private Placement   Fee Summary - 2Q 2021 SSGT II(1) SST VI(2) Other Total Advisory agreement  $457,859  $28,045  -  $485,904  Property management agreement  156,328  16,393  -  $172,721  Tenant Program revenue  144,169  30,380  -  $174,549  Other(3)  -  76,903  148,214  $225,117  Total Fees $758,356 $151,721 $148,214 $1,058,291   Represents Strategic Storage Growth Trust II, Inc. ("SSGT II"). Represents Strategic Storage Trust VI, Inc. ("SST VI"). Such revenues primarily include construction management, development fees, acquisition fees, and other miscellaneous revenues  SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q229

Appendix SmartStop Self Storage REIT, Inc.the Smarter wat to store! Financial Supplement 2021 Q2 30

Reconciliation of Same-Store Revenue and Net Operating Income

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

	Same-Store Facilities 2021 Q2	Non Same-Store Facilities 2021 Q2	Total 2021 Q2
Revenue [1]	$30,011,041	$10,120,699	$40,131,740
Expenses [2]	8,878,839	3,601,130	12,479,969
NOI	21,132,202	6,519,569	$27,651,771

	Same-Store Facilities 2021 Q1	Non Same-Store Facilities 2021 Q1	Total 2021 Q1
Revenue [1]	$27,871,895	$3,188,977	$31,060,872
Expenses [2]	8,817,512	1,525,769	10,343,281
NOI	19,054,383	1,663,208	$20,717,591

	Same-Store Facilities 2020 Q4	Non Same-Store Facilities 2020 Q4	Total 2020 Q4
Revenue [1]	$27,238,620	$1,947,079	$29,185,699
Expenses [2]	8,699,157	919,199	9,618,356
NOI	18,539,463	1,027,880	$19,567,343

	Same-Store Facilities 2020 Q3	Non Same-Store Facilities 2020 Q3	Total 2020 Q3
Revenue [1]	$26,419,911	$1,718,242	$28,138,153
Expenses [2]	8,827,519	989,255	9,816,774
NOI	17,592,392	728,987	$18,321,379

	Same-Store Facilities 2020 Q2	Non Same-Store Facilities 2020 Q2	Total 2020 Q2
Revenue [1]	$24,702,072	$1,428,139	$26,130,211
Expenses [2]	8,279,464	915,579	9,195,043
NOI	16,422,608	512,560	$16,935,168

	Same-Store Facilities 6/30/2021 YTD	Non Same-Store Facilities 6/30/2021 YTD	Total 6/30/2021 YTD
Revenue [1]	$57,882,936	$13,309,676	$71,192,612
Expenses [2]	17,696,351	5,126,899	22,823,250
NOI	40,186,585	8,182,777	$48,369,362

	Same-Store Facilities 6/30/2020 YTD	Non Same-Store Facilities 6/30/2020 YTD	Total 6/30/2020 YTD
Revenue [1]	$50,107,107	$2,743,966	$52,851,073
Expenses [2]	16,996,158	1,873,911	18,870,069
NOI	33,110,949	870,055	$33,981,004

1. Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.
2. Expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees as applicable.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

31

Reconciliation of Net Loss to Net Operating Income: Trailing 5 Quarters

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!*

	2021 Q2	2021 Q1	2020 Q4	2020 Q3	2020 Q2
Net loss	$(1,310,838)	$(12,303,466)	$(1,943,884)	$(4,456,497)	$(7,062,841)
Adjusted to exclude:					
Managed REIT Platform revenue	(1,058,291)	(2,287,740)	(2,360,929)	(2,051,021)	(1,852,893)
Managed REIT Platform expenses	316,142	319,890	294,818	329,280	1,008,014
General and administrative	6,811,313	4,752,989	4,641,467	4,012,072	4,149,713
Depreciation	10,742,801	8,543,927	8,731,926	8,003,587	7,842,443
Intangible amortization expense	3,653,681	1,259,547	1,301,434	1,587,899	3,218,152
Acquisition expenses	30,448	305,650	772,189	468,577	97,221
Contingent earnout adjustment	400,000	2,119,744	2,600,000	1,600,000	500,000
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	—	8,389,573	—	—	—
Gain on sale of real estate	(178,631)				
Interest expense	7,950,702	7,975,464	7,880,405	8,093,476	8,284,429
Interest expense—accretion of fair market value of secured debt	(31,250)	(31,866)	(32,345)	(32,788)	(32,892)
Interest expense—debt issuance costs	496,897	672,473	754,141	952,479	936,278
Net loss on extinguishment of debt	—	2,444,788	—	—	—
Other	(171,203)	(1,443,382)	(3,071,879)	(185,685)	(152,456)
Total property operating income	$27,651,771	$20,717,591	$19,567,343	$18,321,379	$16,935,168

Total revenue	$40,131,740	$31,060,872	$29,185,699	$28,138,153	$26,130,211
Total property operating expenses	12,479,969	10,343,281	9,618,356	9,816,774	9,195,043
Total property operating income	$27,651,771	$20,717,591	$19,567,343	$18,321,379	$16,935,168

	2021 YTD	2020 YTD
Net loss	$(13,614,304)	$(44,806,422)
Adjusted to exclude:		
Managed REIT Platform revenue	(3,346,031)	(3,636,680)
Managed REIT Platform expenses	636,032	2,182,823
General and administrative	11,564,302	7,817,660
Depreciation	19,286,728	15,559,114
Intangible amortization expense	4,913,228	6,887,783
Acquisition expenses	336,098	125,326
Contingent earnout adjustment	2,519,744	(6,700,000)
Impairment of goodwill and intangible assets	—	36,465,732
Impairment of investments in Managed REITs	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Gain on sale of real estate	(178,631)	—
Interest expense	15,926,166	16,623,732
Interest expense—accretion of fair market value of secured debt	(63,116)	(65,549)
Interest expense—debt issuance costs	1,169,370	1,879,761
Net loss on extinguishment of debt	2,444,788	—
Other	(1,614,585)	(2,729,155)
Total property operating income	$48,369,362	$33,981,004

Total revenue	$71,192,612	$52,851,073
Total property operating expenses	22,823,250	18,870,069
Total property operating income	$48,369,362	$33,981,004

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q2

32

Forward Looking Statements SmartStop Self Storage REIT, Inc.the Smarter wat to store! Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the SST IV merger, the SSGT merger, the self administration transaction and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this communication, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SST IV merger or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of either of the SST IV merger, the SSGT merger or the self administration transaction in the expected time frames or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management. Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences. SmartStop Self Storage REIT, Inc. Financial Supplement 2021 Q2 33

SmartStop Self Storage REIT, Inc.the Smarter wat to store!